PagerDuty Announces First Quarter Fiscal Year 2020 Financial Results

Revenue accelerates to 49% year-over-year growth to a record $37.3 million
Over 11,600 customers now using PagerDuty to power their digital transformations
Best in class gross margins above 85%

SAN FRANCISCO – (BUSINESS WIRE) – June 6, 2019 – PagerDuty, Inc. (NYSE:PD), a global leader in digital operations management, today announced financial results for the first quarter of fiscal year 2020 ended April 30, 2019.

“We are pleased to report strong Q1 results in our first quarter as a public company, with revenue accelerating to 49% year-over-year growth and best-in-class gross margins above 85%,” said Jennifer Tejada, Chief Executive Officer of PagerDuty. “We continued to see growing demand across industry verticals and customer segments, especially the enterprise segment. Our existing customers are expanding their use of PagerDuty, adding teams and adopting new products like Event Intelligence and Analytics that enable a more proactive approach to digital operations. With our community applying PagerDuty to new use cases every day, we are just scratching the surface of the potential for our business.”

First Quarter Fiscal 2020 Financial Highlights

•Revenue:  Total revenue was $37.3 million, up 49% year-over-year.

•
Gross Margin:  GAAP gross margin was 85.3% up 80 basis points compared to the first quarter of fiscal 2019. Non-GAAP gross margin was 85.7% compared to Non-GAAP gross margin of 84.7% in the first quarter of fiscal 2019.

•
Operating Loss:  GAAP operating loss was $12.7 million, or 34.1% of revenue, compared to $7.0 million, or 28.0% of revenue, in the first quarter of fiscal 2019. Non-GAAP operating loss was $7.9 million, or 21.2% of revenue, compared to $3.8 million, or 15.3% of revenue, in the first quarter of fiscal 2019.

•
Net Loss: GAAP net loss was $12.1 million, compared to $6.6 million in the first quarter of fiscal 2019. GAAP net loss per share was $0.37, compared to $0.32 in the first quarter of fiscal 2019. Non-GAAP net loss was $7.3 million, compared to $3.4 million in the first quarter of fiscal 2019. Non-GAAP net loss per share was $0.22, compared to $0.16 in the first quarter of fiscal 2019.

•
Cash Flow: Net cash used in operations was $7.6 million, or 20.3% of revenue, compared to $4.3 million, or 17.2% of revenue, in the first quarter of fiscal 2019. Free cash flow was negative $8.8 million, or 23.5% of revenue, compared to negative $4.7 million, or 18.8% of revenue, in the first quarter of fiscal 2019.

•	Cash and Cash Equivalents were $338.0 million as of April 30, 2019.

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information.

Recent Highlights

•
Customer Growth: PagerDuty had over 11,600 customers as of April 30, 2019. New and expansion customers include Zendesk, Yahoo! Japan, SoundCloud, TripActions, Aveanna Healthcare, Vocalink, and REA Group.

•
Product Innovation: PagerDuty delivered enhancements to Event Intelligence that use automation and machine learning to more quickly recognize and prevent potential incidents. We added one-touch conferencing to Modern Incident Response to connect teams quickly and introduced status communications and live service updates to keep impacted teams informed in real-time. Additionally, through new bi-directional integrations, we enable NOCs, DevOps, Security Ops, and Customer Support to more effectively respond to incidents together.

•	Ecosystem Expansion: PagerDuty’s partner ecosystem surpassed 350 integrations, including more than 25 integrations for Security Operations teams and deeper integrations with ServiceNow and Slack.

•	Awards: PagerDuty was selected as a Best Place to Work in the Bay Area by the San Francisco Business Times and won a Gold Stevie award for excellence in customer support.

Financial Outlook

For the second quarter of fiscal 2020, PagerDuty currently expects:

•	Total revenue of $38.5 million - $39.5 million, representing a growth rate of 39% - 43% year-over-year

•	Non-GAAP net loss per share of $0.09 - $0.10, assuming approximately 75 million shares

For the full fiscal year 2020, PagerDuty currently expects:

•	Total revenue of $161 million - $163 million, representing a growth rate of 37%-38% year-over-year

•	Non-GAAP net loss per share of $0.37 - $0.38, assuming approximately 65 million shares

These statements are forward-looking and actual results may differ materially. Please refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net loss per share to GAAP net loss per share because certain items are out of its control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information:

PagerDuty will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on June 6, 2019. The news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. Interested parties can access the call by dialing (833) 227-5837 or (647) 689-4067 for callers outside North America, and using the passcode 9284028.

A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com. A telephonic replay of the conference call will be available through June 20, 2019 and may be accessed by dialing (800) 585-8367 or (416) 621-4642 for callers outside North America, and using the conference ID: 9284028.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors should monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s Twitter account (twitter.com/pagerduty), the Twitter account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Non-GAAP Financial Measures:

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and free cash flow.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

PagerDuty defines non-GAAP operating loss as GAAP loss from operations and non-GAAP net loss (which is used in calculating non-GAAP net loss per share) as GAAP net loss excluding share-based compensation expense and charitable contribution - issuance of common stock warrant. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in PagerDuty’s business and an important part of its compensation strategy.

PagerDuty defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment. In addition to the reasons stated above, PagerDuty believes that free cash flow is useful to investors as a liquidity measure because it measures PagerDuty’s ability to generate or use cash in excess of its capital investments in property and equipment to enhance the strength of its balance sheet and further invest in its business and potential strategic initiatives. PagerDuty uses free cash flow in conjunction with traditional GAAP measures as part of its overall assessment of its liquidity, including the preparation of PagerDuty’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to assess its liquidity.

There are a number of limitations related to the use of free cash flow as compared to net cash provided by (used in) operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our GAAP and non-GAAP guidance for the second fiscal quarter and full fiscal 2020 and financial outlook and market positioning. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our final prospectus related to our initial public offering filed with the Securities and Exchange Commission (SEC) on April 11, 2019. Additional information will be made available in our quarterly report on Form 10-Q for the quarter ended April 30, 2019 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: total revenue, non-GAAP net loss per share and shares outstanding for the second quarter and full year of fiscal 2020, our ability to achieve and maintain future profitability, our ability to attract new customers and retain and sell additional functionality and services to our existing customers, our ability to sustain and manage our growth, our dependence on revenue from a single product, our ability to compete effectively in an increasingly competitive market, and general market, political, economic, and business conditions.
Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About PagerDuty

PagerDuty, Inc. (NYSE: PD) is a leader in digital operations management. PagerDuty empowers organizations of all sizes with real-time and data-driven insights to drive better business results. Teams including DevOps, ITOps, SecOps and Support use PagerDuty’s award-winning platform for real-time operations to improve operations, deliver exceptional customer experiences, and accelerate innovation. Today, over 11,600 organizations across all industries have deployed PagerDuty. Notable customers include IBM, GE, Box, and American Eagle Outfitters. To learn more and try PagerDuty for free, visit www.pagerduty.com. Follow our blog and connect with us on Twitter, LinkedIn, YouTube and Facebook.

Investor Relations Contact:

Chris Danne, Ellen Davis
The Blueshirt Group
415-217-5865, 415-217-7722
Chris@blueshirtgroup.com, Ellen@blueshirtgroup.com

PagerDuty, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2019	2018
Revenue	$37,314	$25,020
Cost of revenue(1)	5,486	3,885
Gross profit	31,828	21,135
Operating expenses:
Research and development(1)	10,906	7,719
Sales and marketing(1)	21,167	13,294
General and administrative(1)	12,484	7,116
Total operating expenses	44,557	28,129
Loss from operations	(12,729)	(6,994)
Interest income	889	130
Other income, net	21	389
Loss before provision for income taxes	(11,819)	(6,475)
Provision for income taxes	(245)	(104)
Net loss and comprehensive loss	$(12,064)	$(6,579)
Net loss per share, basic and diluted	$(0.37)	$(0.32)
Weighted-average shares used in calculating net loss per share, basic and diluted	32,510	20,878
(1) Share-based compensation expense included in the condensed consolidated statements of operations was as follows (in thousands, unaudited):

	Three Months Ended April 30,
	2019	2018
Cost of revenue	$143	$61
Research and development	860	715
Sales and marketing	1,464	852
General and administrative	2,345	1,529
Total	$4,812	$3,157

PagerDuty, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of April 30,	As of January 31,
	2019	2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$338,038	$127,875
Accounts receivable, net of allowance for doubtful accounts of $1,965 and $2,360 as of April 30, 2019 and January 31, 2019, respectively	31,669	33,538
Deferred contract costs, current	6,559	6,002
Prepaid expenses and other current assets	7,294	5,422
Total current assets	383,560	172,837
Property and equipment, net	7,700	5,772
Deferred contract costs, non-current	12,087	11,470
Other assets	3,620	7,155
Total assets	$406,967	$197,234
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$6,252	$7,657
Accrued expenses and other current liabilities	7,593	7,145
Accrued compensation	8,735	10,050
Deferred revenue, current	66,176	63,957
Total current liabilities	88,756	88,809
Deferred revenue, non-current	369	147
Other liabilities	4,215	4,185
Total liabilities	93,340	93,141
Redeemable convertible preferred stock	—	173,023
Stockholders’ equity (deficit):
Common stock	—	—
Additional paid-in-capital	454,559	59,938
Accumulated deficit	(140,932)	(128,868)
Total stockholders’ equity (deficit)	313,627	(68,930)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$406,967	$197,234

PagerDuty, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2019	2018
Cash used in operating activities
Net loss	$(12,064)	$(6,579)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	470	383
Amortization of deferred contract costs	1,608	833
Stock-based compensation	4,812	3,157
Bad debt expense	281	32
Changes in operating assets and liabilities:
Accounts receivable	1,588	9
Deferred contract costs	(2,782)	(2,188)
Prepaid expenses and other assets	(1,635)	(2,274)
Accounts payable	(1,094)	(1,228)
Accrued expenses and other liabilities	124	(402)
Accrued compensation	(1,315)	598
Deferred revenue	2,441	3,349
Net cash used in operating activities	(7,566)	(4,310)
Cash used in investing activities
Purchases of property and equipment	(1,190)	(382)
Net cash used in investing activities	(1,190)	(382)
Cash from financing activities
Proceeds from initial public offering, net of underwriters’ discounts and commissions	220,086	—
Proceeds from issuance of common stock upon exercise of stock options	2,240	306
Proceeds from early exercised stock options, net of repurchases	—	(7)
Proceeds from repayment of promissory note	515	—
Payments of deferred offering costs	(3,923)	—
Net cash provided by financing activities	218,918	299
Net increase (decrease) in cash, cash equivalents and restricted cash	210,162	(4,393)
Cash, cash equivalents and restricted cash at beginning of year	130,323	46,451
Cash, cash equivalents and restricted cash at end of year	$340,485	$42,058

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended April 30, 2019
	GAAP	Stock-based Compensation	Non-GAAP
Cost of revenue	$5,486	$(143)	$5,343
Gross profit	31,828	143	31,971
Gross margin	85.3%	0.4%	85.7%
Operating expenses:
Research and development	10,906	(860)	10,046
Sales and marketing	21,167	(1,464)	19,703
General and administrative	12,484	(2,345)	10,139
Operating loss	(12,729)	4,812	(7,917)
Operating margin	(34.1)%	12.9%	(21.2)%
Net loss	$(12,064)	$4,812	$(7,252)
Net loss per share	$(0.37)		$(0.22)

	Three Months Ended April 30, 2018
	GAAP	Stock-based Compensation	Non-GAAP
Cost of revenue	$3,885	$(61)	$3,824
Gross profit	21,135	61	21,196
Gross margin	84.5%	0.2%	84.7%
Operating expenses:
Research and development	7,719	(715)	7,004
Sales and marketing	13,294	(852)	12,442
General and administrative	7,116	(1,529)	5,587
Operating loss	(6,994)	3,157	(3,837)
Operating margin	(28.0)%	12.6%	(15.3)%
Net loss	$(6,579)	$3,157	$(3,422)
Net loss per share	$(0.32)		$(0.16)

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

Free Cash Flow

	Three Months Ended April 30,
	2019	2018
Net cash used in operating activities	$(7,566)	$(4,310)
Less:
Purchases of property and equipment	(1,190)	(382)
Free cash flow	$(8,756)	$(4,692)
Net cash used in investing activities	(1,190)	(382)
Net cash provided by financing activities	218,918	299
Free cash flow margin	(23.5)%	(18.8)%